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                                                                    EXHIBIT 3.1


                     ARTICLES OF AMENDMENT AND RESTATEMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

                                       OF

                      ALLIED CAPITAL FINANCIAL CORPORATION

         Pursuant to the provisions of the Annotated Code of Maryland, Corporations and Associations (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the corporation is Allied Capital Financial Corporation, a Maryland corporation.

         2. The following amendment to the Articles of Incorporation was adopted by the Board of Directors for Allied Capital Financial Corporation on May 6, 1996 and unanimously approved by the Sole Stockholder on May 6, 1996.

         3. The Articles of Incorporation are hereby amended and restated as set forth in Exhibit A hereto.

Dated as of May 6, 1996

[CORPORATE SEAL]                           ALLIED CAPITAL FINANCIAL CORPORATION

Attest: /s/ T. R. SALLEY                   By: /s/ JOAN SWEENEY
        -----------------------------          --------------------------------
        T. R. Salley, Secretary                Name:  Joan Sweeney
                                               Title: Executive Vice President

         THE UNDERSIGNED, Robert M. Monk of Allied Capital Financial Corporation, a Maryland corporation, who executed on behalf of said corporation the foregoing Amendment to the Articles of Incorporation of which this certificate is made part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Amendment to the Articles of Incorporation to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                        By: /s/ ROBERT MONK
                                           ----------------------------------
                                        Name: Robert Monk
                                             --------------------------------
                                        Title: Asst. Vice President
                                              -------------------------------
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                                                                       Exhibit A
                     ARTICLES OF AMENDMENT AND RESTATEMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                      ALLIED CAPITAL FINANCIAL CORPORATION

                            (a Maryland corporation)

         I. NAME. The name of the corporation (hereinafter referred to as the "Corporation") is Allied Capital Financial Corporation.

         II. PURPOSES. The Corporation is organized solely for the purpose of performing the functions and conducting the activities contemplated under the Small Business Investment Act of 1958, as amended from time to time, and will provide assistance solely to small business concerns which will contribute to a well-balanced national economy by facilitating ownership in such concerns by persons whose participation in the free enterprise system is hampered because of social or economic disadvantages. In furtherance thereof, but subject to the foregoing limitation, the purposes of the Corporation shall include any and all powers and privileges now or hereafter conferred by the general laws of the State of Maryland upon corporations formed under such laws.

         III. PRINCIPAL OFFICE; REGISTERED AGENT. The post office address of the principal office of the Corporation in the State of Maryland is: 5422 Albia Road, Bethesda, Maryland 20816. The name and post office address of the resident agent of the Corporation in the State of Maryland are: G. Cabell Williams III, 5422 Albia Road, Bethesda (Montgomery County), Maryland 20816. Said resident agent is a citizen of the State of Maryland and actually resides therein.

         IV.     CAPITALIZATION.

                 A. GENERALLY. The total number of shares of stock which the Corporation has authority to issue is twenty million (20,000,000) shares, comprised of (1) two hundred thousand (200,000) shares of Preferred Stock, with a par value of One Hundred Dollars ($ 100.00) per share, and (2) nineteen million eight hundred thousand (19,800,000) shares of Common Stock, with a par value of One-tenth of One Mil ($0.0001) per share. The aggregate par value of all such shares is Twenty Million One Thousand Nine Hundred Eighty Dollars ($20,001,980.00).

                 B. COMMON STOCK. As to the Common Stock, there shall be no preferences, qualifications, limitations, restrictions or special or relative rights.

                 C. PREFERRED STOCK. As to the Preferred Stock, the preferences, qualifications, limitations, restrictions and special or relative rights are as follows:
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                 (1)      Voting Rights.  The holders of Preferred Stock shall
                          have no voting rights except as to those matters regarding which they are entitled to vote by law.

                 (2) Payment of Dividends. To the extent the Corporation issues shares of its Preferred Stock to the Small Business Administration, the Small Business Administration shall be paid from retained earnings an annual four percent (4%) dividend on the par value of its holdings of the Corporation's Preferred Stock, but three percent (3%) on Preferred Stock issued prior to November 20, 1989. Such dividends shall be payable before any amount shall be set aside for or paid to any other class of stock, and shall be preferred and cumulative, so that in the event the Small Business Administration has received less than four percent (4%) in any fiscal year (three percent (3%) as to Preferred Stock issued prior to November 20, 1989), such dividends shall be without interest thereon. Before any declaration of dividends or any distribution (other than to the Small Business Administration), all dividends accumulated and unpaid on Preferred Stock issued to the Small Business Administration shall be paid.

                 (3) Redemption of rights. The Corporation shall be entitled, at its option, to redeem in whole or in part Preferred Stock purchased by the Small Business Administration, on any dividend date (after giving the Small Business Administration at least thirty
                          (30) days' written notice) by paying the Small Business Administration the par value of such securities, but not less than Fifty Thousand Dollars ($50,000.00) par value in any one transaction, and any dividends accumulated and unpaid to the date of such redemption. If not otherwise redeemed, the Corporation shall, within fifteen (15) years of issuance thereof, redeem all of its Preferred Stock issued to the Small Business Administration; the price for such redemption shall be the par value of the subject securities plus any accrued but unpaid dividends.

                 (4) Redemption liquidation or distribution of assets. Before any redemption of securities not purchased by the Small Business Administration, or liquidation in whole or in part, or any distribution of assets to other stockholders, the Small Business Administration shall be paid any amounts due pursuant to paragraph 2 of this Article IV, together with the par value of its Preferred Stock; provided, however, that such par value need not be paid to the Small Business Administration before the distribution of ordinary dividends from retained earnings.

         V. THE BOARD OF DIRECTORS. The number of directors of the Corporation shall be six (6) in accordance with the provisions of the General Corporation Law of the State of Maryland, which number may be changed pursuant to the provisions set forth in the Bylaws of the Corporation, but


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shall never be less than the number permitted by law.  The directors as of the date hereof shall be David Gladstone, Joseph A. Clorety, III, Michael I. Gallie, Warren K. Montouri, Guy T. Steuart, II, and G. Cabell Williams, III.

         VI. GENERAL LIMITATIONS. The provisions set forth below are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and the stockholders.

                 A. NEW ISSUANCES. The Corporation's Board of Directors is hereby empowered to authorize and direct the issuance from time to time or at any time or times of the shares of stock of the Corporation of any class, now or hereafter authorized, any options or warrants for such shares permitted by law, any rights to subscribe to or purchase such shares and any other securities of the Corporation, for such consideration as the Board of Directors may deem advisable, subject to such limitations and restrictions, if any, as may be set forth in the Bylaws of the Corporation.

                 B. NO PREEMPTIVE RIGHTS. No holder of shares of stock of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive (i) any shares of stock of the Corporation of any class, now or hereafter authorized,
(ii) any options or warrants for such shares permitted by law, (iii) any rights to subscribe to or purchase such shares, or (iv) any other securities of the Corporation which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

                 C. BYLAWS. The Board of Directors of the Corporation is hereby authorized and empowered to make Bylaws of the Corporation (including Bylaw provisions with respect to the indemnification of officers, employees, agents and other persons and to make such other indemnification as they shall deem expedient and in the best interests of the Corporation) and the Board of Directors is also expressly authorized to make, amend, alter, repeal or rescind all or any portion of the Bylaws of the Corporation. This authority is subject, however, in all events to the limitations set forth in Section C of
Article VII hereof and to the extent permitted by law.

                 D. AMENDING RIGHTS OF STOCKHOLDERS. Subject to the prior written approval of the United States Small Business Administration, the Corporation reserves the right to amend these Articles of Incorporation in any way which alters the contract rights, as expressly set forth in these Articles of Incorporation, of any outstanding stock of the Corporation and substantially adversely affects any of the rights of any of the holders of any outstanding stock of the Corporation.

                 E. AUTHORITY OF SBA UPON CERTAIN EVENTS. Upon the occurrence of any of the events specified in 13 CFR 107.261(c)(1) through (6) or 107.261(d)(1) through (3), as determined by the Small Business
Administration (the "SBA"), the SBA shall have the right, and the Corporation consents to SBA's exercise of such right:

                 (1) upon written notice, to require the Corporation to replace with individuals approved by SBA, one or more of the Corporation's officers and/or such





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                          number of directors of the Corporation's Board of
                          Directors as is sufficient to constitute a majority of such board; and/or

                 (2) to obtain the appointment of SBA or its designee as receiver of the Corporation pursuant to Section 311
                          (c) of the Small Business Investment Act of 1958, as amended, for the purpose of continuing to operate the Corporation; the appointment of a receiver to liquidate shall not be within such consent, but shall be governed by the other relevant provisions of the Small Business Investment Act of 1958, as amended.

         VII.    INDEMNIFICATION.

                 A.       GENERALLY.  The Corporation may provide
indemnification only to the extent permitted in accordance with Section C below. No amendment to or repeal of this Article VII shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                 B. NO PERSONAL LIABILITY FOR MONEY DAMAGES. Subject to the limitations and other provisions of Section C below (including without limitation any personal liability arising out of a breach of a fiduciary duty under Section 314 of the Small Business Investment Act), to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment to or repeal of this Article VII shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

                 C. SBA LIMITATIONS. Notwithstanding any other provisions of these Articles of Incorporation, the limitations set forth below shall apply with regard to any indemnification or related rights.

                 1. Definitions. In this Section C the following words have the meaning indicated.

                          a. "Director" means any person who is or was a director of the Corporation and any person who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, other enterprise or employee benefit plan.

                          b. "Corporation" includes any predecessor entity of the Corporation in a merger, consolidation or other transaction in which the predecessor's existence ceased upon the consummation of the transaction.


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                          c.      "Expenses" include attorneys' fees.

                          d.      "Official capacity" means the following:

                                  (1)      when used with respect to a
                                           director, the office of director in
                                           the Corporation; and

                                  (2)      When used with respect to a person
                                           other than a director as
                                           contemplated in subsection 7, the
                                           elective or appointive office in the
                                           Corporation held by the officer, or
                                           the employment or agency
                                           relationship undertaken by the
                                           employee or agent in behalf of the
                                           Corporation.

                                  (3) "Official capacity" does not include service, for any other corporation or any partnership, joint venture, trust, other enterprise or employee benefit plan.

                          e. "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                          f. "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                 2.       Indemnification

                          a. Standard of Conduct. The Corporation shall indemnify any director made a party to any proceeding by reason of service in that capacity only if such director establishes (pursuant to subsections C.3 and 4 below) that the director reasonably believed that the subject act or omission was in, or at least not opposed to, the best interests of the Corporation.

                          b.      Extent of Indemnification.

                                  (1)      Indemnification shall be against
                                           judgments, penalties, fines,
                                           settlements and reasonable expenses
                                           actually incurred by the director in
                                           connection with the proceeding.

                                  (2)      However, if the proceeding was one
                                           by or in the right of the
                                           Corporation, indemnification may not
                                           be made in respect of



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                                           any proceeding in which the director
                                           shall have been adjudged to be
                                           liable to the Corporation.

                          c.      Termination of Proceedings.

                                  (1) The termination of any proceeding by judgment, order or settlement does not create a presumption that the director did not meet the requisite standard of conduct set forth in this subsection.

                                  (2) The termination of any proceeding by conviction, or a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director did not meet that standard of conduct.

                 3. Court-Ordered Indemnification. A director who has been successful, on the merits, in the defense of any proceeding referred to in subsection C.2 of this section (but subject to the limitations therein) shall be indemnified as provided in subsection C.2.b., including with respect to all reasonable expenses incurred by the director in connection with the proceeding.

                 4.       Method of Determining Applicability.

                          a. Indemnification under this Section C may not be made by the Corporation unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the standard of conduct set forth in subsection C.2 above.

                          b.      Such determination shall be made:

                                  (1)      By the Board of Directors by a
                                           majority vote of a quorum consisting
                                           of directors not parties to the
                                           proceeding, or, if such a quorum
                                           cannot be obtained, then by a
                                           majority vote of a committee of the
                                           board consisting solely of two or
                                           more directors not parties to such
                                           proceeding and who were duly
                                           designated to act in the matter by a
                                           majority vote of the full board in
                                           which the designated directors who
                                           are parties may participate; or

                                  (2) By special legal counsel selected by the Board of Directors or a committee of the board by vote as set forth in subparagraph 1 of this paragraph, or, if the requisite quorum of the full





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                                           board cannot be obtained therefor and
                                           the committee cannot be established,
                                           by a majority vote of the full board
                                           in which directors who are parties
                                           may participate; or

                                  (3)      By the stockholders.

                          c.      Authorization of indemnification and
                                  determination as to reasonableness of
                                  expenses shall be made in the same manner as the determination that indemnification is permissible. However, if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses shall be made in the manner specified in subparagraph (2) of paragraph (B) of this subsection for selection of such counsel.

                          d. Shares held by directors who are parties to the proceeding may not be voted on the subject matter under this subsection.

                 5.       Expense Reimbursements.

                          a. Reasonable expenses incurred by a director who is a party to a proceeding may be paid or reimbursed by the Corporation in advance of the final disposition of the proceeding upon receipt by the Corporation of:

                                  (1)      A written affirmation by the
                                           director of the director's good
                                           faith belief that the standard of
                                           conduct necessary for
                                           indemnification by the Corporation
                                           as authorized in this section has
                                           been met; and

                                  (2)      A written undertaking by or on
                                           behalf of the director to repay the
                                           amount if it shall ultimately be
                                           determined that the standard of
                                           conduct has not been met.

                          b. The undertaking required by subparagraph (2) of this subsection 5.a. shall be an unlimited general obligation of the director but need not be secured and may be accepted without reference to financial ability to make the repayment.

                          c. Payments under this subsection shall be made as provided by the Bylaws or contract.



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                 6.       Ancillary Expenses.

                          a. This section does not limit the Corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when the director has not been made a named defendant or respondent in the proceeding. For purposes of this section, the Corporation shall be deemed to have requested a director to serve an employee benefit plan where the performance of the director's duties to the Corporation also imposes duties on, or otherwise involves services by, the director to the plan or participants or beneficiaries of the plan.

                          b. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law shall be deemed fines.

                 7.       Officers, Employees, Agents.

                          a. If an officer, employee or agent of the Corporation meets the burden of establishing a right to indemnification and the advance of expense in accordance with the provisions of subsection 2 of this Section C, then such officer, employee or agent shall be indemnified as and to the extent provided in this Section C for a director and shall be entitled, to the same extent as a director, to seek indemnification pursuant to such provisions.

                          b. The Corporation, shall indemnify and advance expenses to an officer, employee or agent who is not a director to the extent indemnification would be permitted under the provisions of this Section C.

                 8.       Insurance, Etc.

                          a. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who, while director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.





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                          b.      The Corporation may provide similar
                                  protection, including a trust fund, letter of credit or surety bond, not inconsistent with this section, and such insurance or similar protection may be provided by an affiliate of the Corporation if such entity were duly licensed and the cost therefor was comparable to the costs charged non-affiliated entities; provided, however, that no such means may be used if any such funds would be paid to a person not entitled to indemnification in accordance with the limitations set forth in this Section C.

                 9. Reports to Shareholders. Any indemnification of, or advance of expenses to, a director in accordance with this section, if arising out of a proceeding by or in the right of the Corporation, shall be reported in writing to the stockholders with the notice of the next stockholders' meeting or prior to the meeting.

         VIII. PERPETUAL DURATION. The duration of the Corporation shall be perpetual.



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